UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2012

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-35210	54-1708481
(State or other jurisdiction	(Commission	(IRS. Employer
of incorporation)	File Number)	Identification No.)

7901 Jones Branch Drive, Suite 900

McLean, VA 22102

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (703) 902-2800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 17, 2012, Primus Telecommunications Holding, Inc. (“PTHI”), a subsidiary of Primus Telecommunications Group, Incorporated (the “Company”), consummated the repurchase of $119,035,219 aggregate principal amount of PTHI’s 10% Senior Secured Notes due 2017 (the “10% Notes”) for a purchase price equal to 109% of the principal amount thereof, plus accrued but unpaid interest to the date of repurchase, in each case pursuant to agreements with the selling holders of 10% Notes. The sellers of the 10% Notes, representing a majority in principal amount of the outstanding 10% Notes, consented to an amendment of the indenture governing the 10% Notes to remove substantially all of the restrictive and reporting covenants under the indenture, as well as certain events of default and related provisions. PTHI, each of the guarantors of the 10% Notes, including the Company, and U.S. Bank National Association, as Trustee, entered into a Supplemental Indenture, dated as of September 17, 2012 (the “Supplemental Indenture”), to memorialize the indenture amendments. A copy of the Supplemental Indenture is attached as Exhibit 4.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

4.1	Supplemental Indenture, dated as of September 17, 2012, by and among Primus Telecommunication Holding, Inc., the Guarantors party thereto, and U.S. Bank National Association, as Trustee.

99.1	Press release of Primus Telecommunications Group, Incorporated dated September 17, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Primus Telecommunications Group, Incorporated
(Registrant)

Date: September 17, 2012	By:	/s/ Peter D. Aquino
	Name:	Peter D. Aquino
	Title:	Chairman, President & Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Supplemental Indenture, dated as of September 17, 2012, by and among Primus Telecommunication Holding, Inc., the Guarantors party thereto, and U.S. Bank National Association, as Trustee.

99.1	Press release of Primus Telecommunications Group, Incorporated dated September 17, 2012.